UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 26, 2010

XOMA LTD.

(Exact name of registrant as specified in its charter)

Bermuda

(State of other jurisdiction of incorporation)

0-14710	52-2154066
(Commission File Number)	(IRS Employer Identification No.)

2910 Seventh Street, Berkeley, California	94710
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:	(510) 204-7200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On October 26, 2010, XOMA Ltd. (the “Company”) entered into an At Market Issuance Sales Agreement (the “Agreement”) with Wm Smith & Co. and McNicoll, Lewis & Vlak LLC, under which the Company may sell common shares from time to time through Wm Smith & Co. and McNicoll, Lewis & Vlak LLC, as its agents for the offer and sale of the common shares, in an aggregate amount not to exceed the amount that can be sold under its Registration Statement on Form S-3 (File No. 333-148342) filed with the Securities and Exchange Commission on December 26, 2007, which amount, as of the date hereof, is approximately $47.1 million.  Wm Smith & Co. and McNicoll, Lewis & Vlak LLC may sell the common shares by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act, including without limitation sales made directly on The NASDAQ Global Market, on any other existing trading market for the common shares or to or through a market maker.  Wm Smith & Co. and McNicoll, Lewis & Vlak LLC may also sell the common shares in privately negotiated transactions, subject to the Company’s prior approval.  The Company will pay Wm Smith & Co. and McNicoll, Lewis & Vlak LLC, collectively, a commission equal to 3% of the gross proceeds of the sales price of all common shares sold through them as sales agents under the sales agreement.

The Company, Wm Smith & Co. and McNicoll, Lewis & Vlak LLC may each terminate the sales agreement at any time upon 60 days prior notice.  Wm Smith & Co. and McNicoll, Lewis & Vlak LLC may terminate the sales agreement at any time in certain circumstances, including the occurrence of a material adverse change that, in the sales agents’ reasonable judgment, may impair their ability to sell the common shares or a suspension or limitation of trading of the common shares on The NASDAQ Global Market.

The summary of the terms of the Agreement is qualified in its entirety by the text of the Agreement, a copy of which is attached to this Form 8-K as Exhibit 10.1.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description

5.1	Legal Opinion of Conyers Dill & Pearman Limited

10.1	At Market Issuance Sales Agreement, dated October 26, 2010, among XOMA Ltd., Wm Smith & Co. and McNicoll, Lewis & Vlak LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XOMA LTD.

By: /s/ Christopher J. Margolin Christopher J. Margolin Vice President, General Counsel and Secretary
Date: October 26, 2010

EXHIBIT INDEX

Exhibit Number	Description

5.1	Legal Opinion of Conyers Dill & Pearman Limited

10.1	At Market Issuance Sales Agreement, dated October 26, 2010, among XOMA Ltd., Wm Smith & Co. and McNicoll, Lewis & Vlak LLC